                                                                    EXHIBIT 4.12


                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 25, 1997, by and among BTI Capital Trust, a statutory business trust created under the laws of the state of Delaware (the "Trust"), Breed Technologies, Inc., a Delaware corporation (the "Company"), and Prudential Securities Incorporated and Furman Selz LLC (together, the "Initial Purchasers"), who, simultaneously with the execution and delivery of this Agreement, have purchased 5,000,000 and have the right to purchase an additional 750,000 of the 6.50% Convertible Trust Preferred Securities (the "Preferred Securities") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to a Purchase Agreement dated as of November 19, 1997 among the Trust, the Company and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Trust and the Company have provided the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to closing under the Purchase Agreement. All defined terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined herein).

     The parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Advice: As defined in Section 4.

     Application: As defined in Section 6.1.

     Closing Date: The first date on which Preferred Securities are sold by the Trust to the Initial Purchasers.

     Commission: The Securities and Exchange Commission.

     Common Stock: means the Common Stock, par value $.01 per share of the Company.

     Company: As defined in the first paragraph of this Agreement.
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     Convertible Debentures: means the 6.50% Convertible Subordinated Debentures due 2027 of the Company.

     Damages Payment Date: With respect to any Transfer Restricted Security, February 15, May 15, August 15 and November 15 of any year in which a Registration Default has occurred or is continuing.

     Effectiveness Date: As defined in Section 2.1.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Holder: A Person that owns Transfer Restricted Securities.

     Indenture: The Indenture, dated as of November 25, 1997, between the Company and Wilmington Trust Company, as Trustee, pursuant to which the Convertible Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: As defined in the first paragraph of this Agreement.

     Latest Issuance Date: The latest date on which any of the Preferred Securities are originally sold by the Trust pursuant to the terms of the Purchase Agreement.

     Majority Holders. The Holders of a majority of the Preferred Securities registered pursuant to the Shelf Registration Statement and/or the Holders of a majority in aggregate principal amount of the Convertible Debentures and/or the Holders of a majority of the Common Stock registered pursuant to the Shelf Registration Statement.

     Person: An individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof.

     Preferred Securities: As defined in the first paragraph of this Agreement.

     Prospectus: The prospectus included in the Shelf Registration Statement (including any preliminary prospectus), as amended or supplemented by any Prospectus Supplement (including any Prospectus Supplement relating to the terms of the offering of any Transfer Restricted Securities) and by all other amendments thereto, including post-effective amendments, and all material which may be incorporated by reference into such prospectus.

     Prospectus Supplement: As defined in Section 4(b).

     Purchase Agreement. As defined in the second paragraph of this Agreement.




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     Record Holder: (a) With respect to any Damages Payment Date relating to the
Convertible Debentures, each Person who is deemed an owner pursuant to Section
3.08 of the Indenture with respect to the Interest Payment Date on which such Damages Payment Date shall occur and (b) with respect to any Damages Payment
Date relating to any Preferred Securities or Common Stock, each Person who is a holder of record of such Preferred Securities or Common Stock ten (10) business days prior to the Damages Payment Date.

     Required Effectiveness Date: As defined in Section 2.1 hereof.

     Required Filing Date: As defined in Section 2.1 hereof.

     Resale Period: As defined in Section 2.2 hereof.

     Shelf Registration Statement: As defined in Section 2.1 hereof.

     Suspension Period: As defined in Section 2.2 hereof.

     TIA: The Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     Transfer Restricted Securities: Each Preferred Security, any restricted Convertible Debenture issued on conversion of any Preferred Security and any Common Stock issued on conversion of any Convertible Debenture until the date on which such Preferred Security, restricted Convertible Debenture or Common Stock
(i) has been effectively registered under the Act and disposed of pursuant to the Shelf Registration Statement, (ii) is distributed to the public pursuant to Rule 144 under the Act or (iii) may be sold or transferred pursuant to Rule 144(k) under the Act (or any similar provisions then in force).

     Underwriters: Any one or more underwriters selected in accordance with
Section 2.4 to underwrite and administer any Underwritten Offering of Transfer Restricted Securities registered pursuant to the Shelf Registration Statement.

     Underwritten Offering: An offering in which Transfer Restricted Securities are sold to Underwriters or with the assistance of Underwriters for reoffering to the public on a firm commitment basis.

SECTION 2.  SHELF REGISTRATION

     2.1 Shelf Registration. The Company shall cause to be filed with the Commission on or prior to March 19, 1998 (the "Required Filing Date") a shelf registration statement pursuant to Rule 415 under the Act on Form S-1 or Form S-3 to cover resales of Transfer Restricted

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Securities by any Holder that complies with Section 2.5 and Section 2.4(e), if applicable (such shelf registration statement, as amended from time to time, or any successor registration statement, as amended from time to time, the "Shelf Registration Statement"). The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission under the Act as soon as practicable following the filing thereof, but in any case no later than June 17, 1998 (the "Required Effectiveness Date"). The date on which the Shelf Registration Statement is declared effective by the Commission under the Act is referred to herein as the "Effectiveness Date." None of the Company, the Trust nor any of their respective security holders, other than the Holders of Transfer Restricted Securities in their capacity as such, shall have the right to register any securities of the Company or the Trust pursuant to the Shelf Registration Statement.

     2.2 Effectiveness. The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective for a period ending two years after the earlier of the Latest Issuance Date and the date on which all of the Transfer Restricted Securities shall cease to be Transfer Restricted Securities or such earlier date as all Transfer Restricted Securities have been sold pursuant to the Shelf Registration Statement (the "Resale Period"). Subject to the immediately succeeding sentence, the Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the Resale Period if it voluntarily takes any action or fails to take any action that would result in Holders of the Transfer Restricted Securities covered by the Shelf Registration Statement not being able to offer and sell such Transfer Restricted Securities during the Resale Period. Notwithstanding anything to the contrary in this Section 2, subject to compliance with Sections 3 and 4(b), if applicable, the Company may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (a) (i) it is in possession of material non-public information, (ii) the Board of Directors of the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Board of Directors of the Company determines in good faith that disclosure of such material non-public information would not be in the best interests of the Company and its stockholders or (b) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries (i) that is material to the Company and its subsidiaries taken as a whole and (ii) the Board of Directors of the Company determines in good faith that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of the Company and its stockholders (the period during which any such prohibition of offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect pursuant to clause (a) or (b) of this Section 2.2 is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which the Company provides written notice to Holders of Transfer Restricted Securities covered by the Shelf Registration Statement that offers and sales of Transfer Restricted Securities cannot be made thereunder in accordance with this Section 2 and shall end on the date on which each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement either receives copies of a Prospectus Supplement contemplated by Section 4(b) or is advised in writing by the Company that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the Prospectus may be resumed.

     2.3 Updating Obligations. Notwithstanding any other provisions hereof, subject to Section 2.2, at all times during the Resale Period, the Company and the Trust will take all actions necessary (including, without limitation, filing any amendment to the Shelf Registration Statement or preparing any Prospectus Supplement to the Prospectus) to ensure that (a) the Shelf Registration Statement and any amendment thereto and the Prospectus complies in all material respects with the Act and the rules and regulations thereunder, (b) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (c) the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     2.4 Underwritten Offering. (a) If, pursuant to written notice delivered to the Company by at least the Majority Holders, such Majority Holders so elect, the offer and sale of any such Transfer Restricted Securities pursuant to the Shelf Registration Statement may be effected in the form of an Underwritten Offering. The Underwriters for any Underwritten Offering shall be selected by the Company; provided that such Underwriters shall be reasonably satisfactory to the Majority Holders.

     (b) If the Underwriters for any Underwritten Offering advise the Company, the Trust and the Holders of such Transfer Restricted Securities in writing that in their opinion the principal amount or number, as the case may be, of Transfer Restricted Securities proposed to be sold in such Underwritten Offering exceeds the principal amount or number of Transfer Restricted Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering the principal amount and/or number of such Transfer Restricted Securities which in the opinion of such Underwriters can be sold, and such principal amount and/or number of Transfer Restricted Securities shall be allocated pro rata among the Holders of such Transfer Restricted Securities on the basis of the principal amount and/or number of Preferred Securities, Convertible Debentures or Common Stock requested to be included in such Underwritten Offering by such Holders. The Holders of the Transfer Restricted Securities to be sold in any Underwritten Offering shall pay all underwriting discounts and commissions of such Underwriters applicable to the sale of any of their respective Transfer Restricted Securities.

     (c) Each Holder whose Transfer Restricted Securities are registered pursuant to the Shelf Registration Statement agrees, upon the request of the Underwriters in any Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the Shelf Registration Statement, including a sale pursuant to

Rule 144 under the Act (except as part of such registration), during the 10-day period prior to, and during the 90-day period beginning on, the closing date of any such Underwritten Offering, to the extent timely notified in writing by such Underwriters. This Section 2.4(c) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided that any such Holder shall undertake, in its request to participate in any such Underwritten Offering pursuant to Section 2.4(a), not to effect any public sale or distribution of any of its Transfer Restricted Securities commencing on the date of sale of such Transfer Restricted Securities unless it has provided 90 days prior written notice of such sale or distribution to the Underwriters.

     (d) The Company agrees not to effect any public or private offer, sale or distribution of securities of the same quality and nature as the Transfer Restricted Securities to be registered in an Underwritten Offering, including a sale pursuant to Regulation D under the Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of such Underwritten Offering to the extent timely notified in writing by the Underwriters (except as part of such registration, if permitted, or pursuant to any registration on Form S-4 or Form S-8 or any successor form to such Forms), unless the Underwriters shall consent in writing to a shorter period of time; provided that this Section 2.4(d) shall not prohibit (i) the issuance by the Company of any Common Stock to employees of the Company or to any other eligible person pursuant to any employee stock option plan, stock ownership plan, stock bonus plan or stock compensation plan of the Company in effect on the date of such Underwritten Offering, (ii) the issuance by the Company of Common Stock upon the conversion of securities, or the exercise of options or warrants, outstanding at the date of such Underwritten Offering or (iii) the issuance by the Company of Common Stock in a private offer and sale in connection with an acquisition or other business combination transaction provided the subsequent transfer or other disposition of such Common Stock is restricted during the time period referred to in this clause (d).

     (e) No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in the underwriting arrangements approved by the Majority Holders participating in such Underwritten Offering, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and
(iii) furnishes the Company in writing information required pursuant to Section 2.5.

     2.5 Holder Agreements. No Holder of Transfer Restricted Securities may register any of its Transfer Restricted Securities pursuant to the Shelf Registration Statement unless such Holder furnishes to the Company and the Trust, in writing, within 10 business days after receipt of written request therefor, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement, the Prospectus and any Prospectus Supplement.

     2.6 Company Underwritten Public Offering. In the event that during the Resale Period the Company shall give written notice to each Holder of Transfer Restricted Securities that it intends to effect an underwritten public offering (on a firm commitment basis) of its Common Stock pursuant to a registration statement filed under the Act and the Company offers to include all of the Transfer Restricted Securities then held by such Holders in such underwritten public offering on terms consistent with the terms contained herein with respect to Underwritten Offerings pursuant to the Shelf Registration Statement, then, under such circumstances, the Company shall not be required to take any action to enable the Holders of such Transfer Restricted Securities to dispose of such Transfer Restricted Securities in an Underwritten Offering pursuant to this Agreement during the period from receipt of such written notice by such Holders until the earlier to occur of 90 days after delivery of such notice and consummation of such underwritten public offering by the Company contemplated by such notice. In any such underwritten public offering by the Company which so includes all such Transfer Restricted Securities pursuant to this Section 2.6, the Company shall have the right to select the Underwriters; provided that such Underwriters shall be reasonably satisfactory to the Majority Holders.

SECTION 3.  LIQUIDATED DAMAGES

     If the Shelf Registration Statement (a) is not filed with the Commission under the Act prior to the Required Filing Date, (b) has not been declared effective under the Act by the Commission on or prior to the Required Effectiveness Date or (c) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a subsequent Shelf Registration Statement filed and declared effective) or usable for the offer and sale of the Transfer Restricted Securities covered thereby for a period of time (including any Suspension Period) which shall exceed (i) 60 consecutive days during the period from the Effectiveness Date through the first anniversary of the Latest Issuance Date or (ii) 90 consecutive days during the period after such first anniversary date through the second anniversary of the Latest Issuance Date then, in any such case referred to in clause (a), (b) or (c), a "Registration Default" shall have occurred. During such period as a Registration Default shall occur and be continuing, the Company shall pay to each Holder of Transfer Restricted Securities as liquidated damages an amount equal to an additional one-quarter of one percent (25 basis points) per quarter, payable in arrears, in respect of any Preferred Security or Convertible Debenture that is a Transfer Restricted Security owned by such Holder. All accrued liquidated damages shall be paid by the Company or the Trust, as the case may be, to each Record Holder on each Damages Payment Date in the manner provided in the Indenture (with respect to the payment of interest) to the extent any of such Record Holder's Transfer Restricted Securities are subject to the Indenture, and otherwise by wire transfer of immediately available funds or by federal funds check. On the date of the cure of all Registration Defaults, liquidated damages will cease to accrue with respect to such Registration Defaults.

     All of the Company's or the Trust's obligations set forth in this Section 3 which are outstanding with respect to any Transfer Restricted Security at the time it ceases to be a Transfer

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Restricted Security shall survive until such time as all such obligations shall have been satisfied in full.


SECTION 4.  REGISTRATION PROCEDURES

     In connection with the Shelf Registration Statement, subject to the terms of this Agreement, the Company will use its best efforts to effect such registration to permit the offer and sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution or disposition thereof, and pursuant thereto the Company will:

          (a) prepare and file with the Commission the Shelf Registration Statement for the offer and sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required to be included or incorporated by reference therein; cooperate and assist in any filings required to be made with the appropriate exchange and use its best efforts to cause such Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the selling Holders to consummate the disposition of such Transfer Restricted Securities; provided that before filing the Shelf Registration Statement, any amendments thereto, or the Prospectus or any Prospectus Supplement, the Company and the Trust will furnish to the Holders (and to their counsel) and the Underwriters, if any, copies of all such documents proposed to be filed (except that the Company shall not be required to furnish any exhibits to such documents, including those incorporated by reference, unless so requested by a Holder in writing), and the Company will not file the Shelf Registration Statement, any amendment thereto, the Prospectus or any Prospectus Supplement, to which (i) the Underwriters, if any, shall reasonably object or (ii) the Majority Holders shall reasonably object, in each such case within five (5) business days after the receipt thereof (a Holder or Underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment thereto, Prospectus or Prospectus Supplement, as applicable, as proposed to be filed contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which misstatement or omission is specifically identified to the Company in writing within such five (5) business days);

          (b) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Resale Period; cause the Prospectus to be supplemented by any supplement thereto required in order to comply with the Act (a "Prospectus Supplement") and to file any such Prospectus Supplement pursuant to Rule 424 under the Act; to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the Resale Period in accordance with the intended method or methods of distribution by the selling Holders set forth in such Shelf Registration Statement, the Prospectus or any Prospectus Supplement;

          (c) if requested by the Holders of Transfer Restricted Securities or the Underwriters of any Underwritten Offering, promptly incorporate in the Prospectus, any Prospectus Supplement or post-effective amendment to the Shelf Registration Statement, such information as such Holders or Underwriters agree should be included therein relating to the plan of distribution of the Transfer Restricted Securities, including, without limitation, information with respect to the principal amount or number of Transfer Restricted Securities being sold, the purchase price being paid therefor and any other terms with respect to such Underwritten Offering; and make all required filings of such Prospectus, Prospectus Supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus, Prospectus Supplement or post-effective amendment;

          (d) advise the Underwriters, if any, and Holders (and their counsel) promptly and, if requested by such Persons, to confirm such advice in writing, (i) when the Shelf Registration Statement, any amendment thereto, and the Prospectus have been filed and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (ii) of any request by the Commission for amendments to the Shelf Registration Statement or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (n)(ii) below cease to be true and correct, and (v) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, any amendment thereto, the Prospectus or any Prospectus Supplement or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes therein in order to make the statements therein not misleading;

          (e) if at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall promptly notify the Underwriters, if any, and the Holders (and their counsel) and shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (f) promptly following the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or the Prospectus subsequent to the initial filing of the Shelf Registration Statement, provide copies of such document (excluding exhibits, unless requested by a Holder in writing) to the Holders;

          (g) furnish to each Holder of Transfer Restricted Securities registered pursuant to the Shelf Registration Statement and each of the Underwriters, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits thereto (excluding exhibits to documents incorporated by reference therein unless requested by such Holder);

          (h) deliver to each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement and each of the Underwriters, if any, without charge, as many copies of the Prospectus and any Prospectus Supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus and any Prospectus Supplement by each such Holder and Underwriter, if any, in connection with the offer and sale of any Transfer Restricted Securities covered thereby;

          (i) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders of Transfer Restricted Securities covered by the Shelf Registration Statement (and their counsel), the Underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Holders or Underwriters may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided that the Company shall not be required (i) to register or qualify as a foreign corporation where it is not now so registered or qualified, (ii) to take any action that would subject it to the service of process in suits in any jurisdiction where it is not now so subject, or (iii) to take any action that would subject it to taxation in any jurisdiction in an amount greater than it would be so subject without having taken such action;

          (j) cooperate with the Holders of Transfer Restricted Securities covered by the Shelf Registration Statement (and their counsel) and the Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold which do not bear any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the Underwriters, if any, may request at least two business days prior to the delivery of any Transfer Restricted Securities in connection with any sale thereof;

          (k) use its best efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the Holders thereof or the Underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (i) above;

          (l) if any fact or event contemplated by clause (d)(v) above shall exist or have occurred, prepare a post-effective amendment to the Shelf Registration Statement or a Prospectus Supplement or an amendment to any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus together with any Prospectus Supplement will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (m) provide a CUSIP number, if necessary, for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture and/or the transfer agent for the Preferred Securities and Common Stock with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

          (n) in connection with any Underwritten Offering and, with respect to clause (iii) below, on the effective date of the Shelf Registration Statement and as of the date of any Prospectus Supplement, (i) enter into an underwriting agreement in customary form, (ii) make such representations and warranties to the selling Holders and the Underwriters in form, substance and scope as they may reasonably request and as are customary in primary underwritten public offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement, (iii) obtain opinions of counsel to the Company and the Trust and updates thereof in customary form and covering matters reasonably requested by the Underwriters of the type customarily covered in legal opinions to underwriters in connection with primary underwritten public offerings addressed to each selling Holder and the Underwriter requesting the same,
     (iv) obtain, to the extent permitted by Statement on Auditing Standards No. 72 or any successor Statement thereto, "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each selling Holder and the Underwriters requesting the same, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to Underwriters in connection with primary underwritten public offerings, (v) set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section, and (vi) deliver such documents and certificates as may be reasonably requested by each selling Holder or the Underwriters to evidence compliance with clause (ii) above and with any customary conditions contained in the underwriting agreement entered into by the Company and the Trust pursuant to this clause (n) (the foregoing shall be done at or prior to each closing under such underwriting agreement, as and to the extent required thereunder);

          (o) make available at reasonable times and in a reasonable manner for inspection by the Holders of the Transfer Restricted Securities (and their counsel), the Underwriters (and their counsel) participating in any Underwritten Offering pursuant to the Shelf Registration Statement, and any accountant or other representative retained by such selling Holders or any of the Underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, Underwriter, attorney or accountant in connection with such Shelf Registration Statement prior to its effectiveness; provided that such representatives, attorneys or accountants shall agree to keep confidential (which agreement shall be confirmed in writing in advance to the Company if the Company shall so request) all information, records or documents made available to such persons which are not otherwise available to the general public unless disclosure of such records, information or documents is required by court or administrative order (of which the Company shall have been given prior notice and an opportunity to defend) after the exhaustion of all appeals therefrom, and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose;

          (p) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as practicable, a consolidated earnings statement, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act, for the twelve month period (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to Underwriters in an Underwritten Offering or (ii) if not sold to Underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement;

          (q) cause the Indenture to be qualified under the TIA, and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (r) cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed if requested by the Majority Holders or the Underwriters, if any.

     Each Holder, by acquisition of any Transfer Restricted Securities, agrees that upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 4(d)(v) hereof, such Holder will forthwith discontinue offering and selling Transfer Restricted Securities until such Holder's receipt of the copies of a Prospectus Supplement contemplated by
Section 4(l) hereof or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice.

SECTION 5.  REGISTRATION AND OTHER EXPENSES

     5.1 Registration Expenses. All expenses incident to the Company's and the Trust's performance of or compliance with this Agreement (the "Registration Expenses") will be borne by the Company and the Trust, regardless of whether the Shelf Registration Statement becomes effective, including without limitation:

          (a) all registration and filing fees and expenses (including filings made with the appropriate exchange);

          (b) fees and expenses of compliance with federal securities or state blue sky laws (including the reasonable fees and disbursements of counsel to the Holders as provided in Section 5.2);

          (c) expenses of printing (including, without limitation, expenses of printing or engraving certificates for the Transfer Restricted Securities in a form eligible for deposit with Depository Trust Company and of printing the Prospectus and any Preliminary Prospectus), messenger and delivery services and telephone;

          (d) reasonable fees and disbursements of counsel for the Company and for the Holders of the Transfer Restricted Securities (subject to the provisions of Section 5.2 hereof);

          (e) fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incidental to the preparation and filing of a Shelf Registration Statement and Prospectus and the disposition of Transfer Restricted Securities); and

          (f) fees and expenses of listing the Transfer Restricted Securities on any securities exchange or quotation system in accordance with Section 4(r) hereof.

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company. The Holders of Transfer Restricted Securities shall bear the expense of any broker's commission or underwriting discounts and commissions.

     5.2 Counsel For Holders. In connection with the Shelf Registration Statement, the Company will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the fees and disbursements of not more than one counsel chosen by the Majority Holders, up to a maximum of $50,000. Notwithstanding the provisions of this
Section 5.2, each Holder of Transfer Restricted Securities shall pay all Registration Expenses to the extent required by applicable law.

SECTION 6.  INDEMNIFICATION

     6.1 Company Indemnification Obligation. The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (a) any untrue statement or alleged untrue statement of any material fact contained in (i) the Shelf Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement or (ii) any application or other document, or any amendment or supplement thereto, executed by the Company or the Trust or based upon written information furnished by or on behalf of the Company or the Trust filed in any jurisdiction in order to qualify the Transfer Restricted Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application");

          (b) the omission or alleged omission to state in the Shelf Registration Statement or any amendment thereto, the Prospectus, any Prospectus Supplement or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or

          (c) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials, if any, supplied by the Company or the Trust in connection with an Underwritten Offering (or otherwise) of the Transfer Restricted Securities, including without limitation, slides, videos, films and tape recordings, and the

     Company and the Trust will reimburse, as incurred, each Holder for any legal or other expenses reasonably incurred by such Holder in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided that the Company and the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or any amendment thereto, the Prospectus, any Prospectus Supplement or any Application in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Majority Holders, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Holder or any person who controls any such Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Holders and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

     6.2 Holder Indemnification Obligation. Each Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Shelf Registration Statement and the Trust and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Trust or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any amendment thereto, the Prospectus, any Prospectus Supplement or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Shelf Registration Statement or any amendment thereto, the Prospectus, any Prospectus Supplement or any Application necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Trust by such Holder specifically for use therein; and, subject to the limitation set forth in the immediately preceding clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company and the Trust or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof.

This indemnity agreement will be in addition to any liability which such Holder may otherwise have.

     6.3 Procedure. Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6 or except to the extent that the Indemnifying Party has been prejudiced by such delay, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Holders in the case of Section 6.1, representing the indemnified parties under such Section 6.1 who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

     6.4 Contribution. In circumstances in which the indemnity agreement provided for in Sections 6.1 through 6.3 of this Agreement is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) that by the terms of Sections 6.1 through 6.3 of this Agreement could otherwise be the subject of an indemnity claim, each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the Underwritten Offering or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) that by the terms of Sections 6.1 through 6.3 of this Agreement could otherwise be the subject of an indemnity claim, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Holders on the other shall be deemed to be in the same proportion as the total net proceeds from the Underwritten Offering (before deducting expenses) received by the Company and the Trust bear to the total net proceeds from the Underwritten Offering (before deducting expenses) received by the Holders, as set forth in the table on the cover page of the Prospectus or Prospectus Supplement, as the case may be. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Holders, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Trust and the Holders agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 6.4. Notwithstanding any other provision of this Section 6.4, no Holder shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Transfer Restricted Securities, less the aggregate amount of any damages that such Holder has otherwise been required to pay in respect of any claim arising out of Section 6.2 hereof, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute hereunder are several in proportion to their respective obligations and not joint. For purposes of this Section 6.4, each person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Shelf Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Trust.

     6.5 Controlling Persons. The Company and the Trust shall also indemnify each Underwriter participating in an Underwritten Offering, its agents, employees, officers and directors and each person who controls such Underwriter (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

     6.6 Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that any indemnifying party may otherwise have to any indemnified party.

     6.7 Survival. The indemnity and contribution agreements contained in this
Section 6 shall remain operative and in full force and effect regardless of (a) any termination of any underwriting or agency agreement relating to an Underwritten Offering, (b) any investigation made by or on behalf of the Holders, the Company, the Trust or any Underwriter in connection with an Underwritten Offering or (c) the consummation of the sale or successive resales of any Transfer Restricted Securities.

SECTIONS 7.  RULE 144A

     The Company and the Trust hereby agree with each Holder, for so long as Transfer Restricted Securities remain outstanding or, if earlier, two years from the Last Issuance Date, and during any such period in which the Company or the Trust is not subject to Section 13 or 15(d) of the Exchange Act, to make available to the Initial Purchasers or any beneficial owner of Transfer Restricted Securities in connection with any offer or sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Initial Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 8.  MISCELLANEOUS

     8.1 No Inconsistent Agreements. The Company and the Trust will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders of Transfer Restricted Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Trust's securities under any other agreements.

     8.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Trust have obtained the written consent of Holders of a majority of the Preferred Securities constituting Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or departure (provided that, if any Preferred Securities have been converted into Convertible Debentures, a majority in aggregate principal amount of such Convertible Debentures as affected or if the Convertible Debentures have been converted into Common Stock, consents by Holders of such shares shall be calculated as if such conversions had not taken place). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities shall be valid only with the written consent of Holders of at least 66-2/3% of the Transfer Restricted Securities being sold, in each case calculated in accordance with the definition of Majority Holders.

     8.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (a) if to a Holder of Convertible Debentures, in accordance with
     Section 106 of the Indenture with respect to Convertible Debentures, with a copy to the Registrar and with respect to Preferred Securities or Common Stock to each Holder thereof;

          (b) if to the Company or an Initial Purchaser, initially at its address set forth in the Purchase Agreement and thereafter at such other address notice of which is given in accordance with the provisions of this Section; and

                   (c)     if to the Company, with a copy to:

                                            Hale and Dorr LLP
                                            1455 Pennsylvania Avenue, N.W.
                                            Washington, D.C.  20004
                                            Attention: David Sylvester, Esq.

     All such notices and communications shall be deemed to have been duly given as follows: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

     8.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder of Transfer Restricted Securities unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and provided further that nothing herein shall be deemed to permit any assignment, transfer or any disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

     8.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     8.6 Heading. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     8.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be effected or impaired thereby.

     8.8 Entire Agreement. This Agreement together with the Other Company Agreements (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Trust with respect to the securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                     BREED TECHNOLOGIES, INC.


                                                  By:   /s/ Lizanne Guptill
                                                        -------------------
                                                Name:   Lizanne Guptill
                                               Title:   Secretary



                                                     BTI CAPITAL TRUST
                                                  By:  Breed Technologies, Inc.,
                                                       as Sponsor


                                             By: /s/ Charles J. Speranzella, Jr.
                                                 -------------------------------
                                           Name: Charles J. Speranzella, Jr.
                                          Title: Regular Trustee



PRUDENTIAL SECURITIES INCORPORATED
FURMAN SELZ LLC

By: Prudential Securities Incorporated


       By: /s/ Jean Claude Canfin
           ----------------------
     Name:   Jean Claude Canfin
     Title:  Managing Director

      For itself and on behalf of the Initial Purchasers